Exhibit 16(c)(v)
 DRAFT  Preliminary Valuation Perspectives  Project Bruce  March 21, 2025

Morgan Stanley

Project Bruce: What Has Changed?

Public Market Valuation and Cost of Funding Have Slightly Deteriorated Since Late January

			December 18, 2024	January 24, 2025	March 18, 2025	Change (3/18 vs. 1/24)	
Company Projections				• No change to Company's 2025 Budget ("Management Budget") and 5-Year Forecast Model ("Management Projections") – Management has provided a bridge to showcase the potential upside opportunities to outperform 2025 Budget EBITDA by ~$30MM (i.e. upside scenario with 2025E EBITDA of ~$230MM vs. Budget at $200MM) – For reference, this compares to 2024E EBITDA of $142MM, and Wall Street research analysts' consensus estimate for 2025E EBITDA of $172MM			
Company Valuation at $9 / Share *(AV / 2025E Management EBITDA)*[1]			11.6x *$228MM EBITDA*	13.2x *$200MM EBITDA*	**13.1x** *$200MM EBITDA*	*(0.1x)*	
						▲ in Share Price	*▲ in Multiple*
Comparable Companies Trading Valuation *(2025E EBITDA Multiples)*	Vail		11.1x	10.8x	**9.9x**	*(9%)*	*(0.9x)*
	Location-Based Membership Platforms		17.9x	18.3x	**17.5x**	*(3%)*	*(0.8x)*
	Hospitality Platforms	Asset Light	18.1x	18.2x	**16.4x**	*(11%)*	*(1.8x)*
		Lease Heavy	7.5x	7.2x	**7.4x**	*+15%*	*+0.3x*
Private Buyer Cost of New Debt				10.5%	**11.0%**	*+50bps*	
Company Share Price			$4.91	$7.53	**$6.67**	*(11%)*	
Company Consensus EBITDA Estimates *(2025E / 2026E)*			$187MM / $206MM	$178MM / $206MM	**$172MM / $200MM** [2]	*n.m. / n.m.*[2]	

Source: Public Filings, Capital IQ (as of March 18, 2025), Management Projections, Management Budget

Notes:
1. Company 2025E AV / EBITDA Multiples reflect aggregate value at offer price of $9 per share; December 2024 utilizes Management Projection's 2025E EBITDA estimate of $228MM and 3Q balance sheet (Management Budget was not available at this time); January 2025 utilizes Management Budget estimate of $200MM and 3Q balance sheet; March 2025 utilizes Management Budget estimate of $200MM and draft 4Q balance sheet
2. Consensus estimates as of March 18, 2025 includes one fewer broker estimate than on January 24, 2025 (i.e. individual broker projections have not changed)

PROJECT BRUCE 2

DRAFT

 No Change  No Change  $8.15 - $10.53  ($0.77) at midpt.  $6.75 - $7.76  ($0.65) at midpt.  No Change  $6.54 - $8.56  ($0.75) at midpt.  $10.07 - $11.88  ($0.86) at midpt.  $9.24  $5.79  $6.38  $6.10  $7.43  $5.50  $4.55  $11.00  $7.81  $7.86  $7.11  $9.70  $9.00  $6.33  $4.00  $5.00  $6.00  $7.00  $8.00  $9.00  $10.00  $11.00  $12.00  $13.00  Share Price  $4  $5  $6  $7  $8  $9  $10  $11  $12  $13  Prem. to Unaffected Price (3)  (19%)  2%  22%  43%  63%  83%  104%  124%  144%  165%  Prem. to 1M Unaffected VWAP (3)  (19%)  2%  22%  42%  62%  83%  103%  123%  144%  164%  Equity Value ($MM) (4)  784  983  1,183  1,385  1,586  1,787  1,988  2,189  2,390  2,592  Aggregate Value ($MM) (1)  1,627  1,825  2,026  2,227  2,428  2,629  2,830  3,031  3,233  3,434  2024LE EBITDA Multiple (5)  11.5x  12.9x  14.3x  15.7x  17.1x  18.6x  20.0x  21.4x  22.8x  24.2x  2025B EBITDA Multiple (5)  8.1x  9.1x  10.1x  11.1x  12.1x  13.1x  14.1x  15.1x  16.1x  17.1x  2026E EBITDA Multiple (5)  5.9x  6.6x  7.4x  8.1x  8.8x  9.6x  10.3x  11.0x  11.7x  12.5x  Consortium Offer Price:  $9.00  Recent Unaffected Range (2)(3) Recent Unaff. Low: $4.55 (8/7/24) Recent Unaff. High: $6.33 (8/28/24) 1M VWAP: $4.92  A  Source: Broker estimates, Capital IQ, Management Projections and information, Management Budget, public filings  Notes:  Bridge from equity value to aggregate value includes $842MM of net debt and non-controlling interest per draft figures for 4Q’24  Period between announcement of dissolution of initial Special Committee (5/31/2024) and the current assumed unaffected date (12/18/2024)  As of December 18, 2024 (immediately prior to announcement of Consortium offer)  Share count as of Q4’2024 and per management information, includes 194.2MM common shares, 1.2MM RSUs, 0.6MM PSUs, SAR dilution per Management (~2.4MM at $4.00 strike price, ~2.3MM at $5.00 strike price, ~0.4MM at $6.05 strike price, ~0.8MM at $12.46 strike price)  Based on 2024LE EBITDA of $142MM per latest Management estimates, and 2025B EBITDA of $200MM per Management Budget and 2026E EBITDA of  $275MM per Management Projections  17.5% Stabilized EBITDA margin per Management  Preliminary Valuation Summary  Value Per Share  Reference Statistics  Valuation Methodologies  of 9.75x – 10.75x  Terminal EBITDA margin of 17.5% (6)  4  Average: $7.17  2  3  Analyst Price Target (3)  Analyst Average: $7.17  B  Unaffected:  $4.91 (3)  1M VWAP: $4.92  $7.09  $6.33  $5.51  $4.64  1  •  •  Levered Cash Buyer Analysis  Target IRR of 20%-25%  LTM EBITDA multiple range of 9.75x – 10.75x  Exit EBITDA margin of 17.5% at 22.5% target IRR(6)  Comparable Companies Analysis  2025B EBITDA multiple range of 10.25x – 11.25x  2025E consensus forecasts EBITDAx range of 10.25x – 11.25x  Midpoint based on 2025E EBITDA of  $228MM (per “Management Projections”)  Precedent Transaction Analysis  Applied premium range of  30% – 60% to unaffected price (range  informed by precedent transactions in relevant industries and controlling shareholder take-privates)(3)  Sum of the Parts Analysis (Multiples- Based)  Segment-by-segment valuation based on  applied 2025B EBITDA multiple (per Management Budget)  Based on 2025E EBITDA of $228MM (per “Management Projections”)  Discounted Cash Flow Analysis  CAPM-based WACC range of 12.3% – 13.6%  Exit EBITDA multiple range  C  prior figures; a negative change means the figure has moved lower than it was before)  Ranges from prior Football Field (as of 1/24/2025) (the change quoted reflects the new figures minus the  $6.97 - $7.72  ($0.64) at midpt.  $5.51 - $6.41  ($0.89) at midpt.  Each 100bps change of EBITDA margin in the terminal year impacts the value per share shown by  ~$0.70  $8.13  $8.03  PROJECT BRUCE  2  DRAFT

 DRAFT  SECTION 1  4  Discussion Backdrop

Morgan Stanley

Summary of the Consortium's Non-Binding Proposal

Consortium Offer of $9.00/sh Publicly Announced Before Market Open on December 19, 2024

- On December 16, 2024, the Consortium submitted a non-binding proposal at a price of $9.00/sh
  - The proposal states that the Consortium has secured equity of ~$350MM (equivalent to 38.9MM of shares or ~20% of FDSO) and the proposal assumed roll-over of the full Voting Group (which consists of the controlling shareholder, Yucaipa / Ron Burkle, who has expressed intentions not to sell his stake at this time, Richard Caring and Nick Jones)
  - In addition, the proposal suggested that it also anticipated that other material shareholders (outside of the Voting Group) may be willing to rollover their ownership stake in the Company in the proposed transaction
  - The letter specified as pre-conditions the approval of the transaction by the Special Committee and a vote of the majority of the minority
- The $9.00 per share offer represents an 83% premium over the unaffected share price on 12/18/2024, the closing price on the day before the press release

Summary of Proposal Received – Premiums and Implied Valuation Metrics

$MM, unless per share data in USD

	Consortium Offer	
	Reference Metric	As of 4Q '24
Date		3/18/2025
Offer Price (Per Share)		**$9.00**
Premium vs. Unaffected Share Price (%) [1]	*$4.91*	*83%*
Premium vs. Unaffected 1-Month VWAP (%) [1]	*$4.92*	*83%*
Premium vs. Unaffected 3M-VWAP	*$5.13*	*75%*
Premium vs. Unaffected 6M-VWAP	*$5.36*	*68%*
Premium vs. Recent Unaffected Trading High [5]	*$6.33*	*42%*
Premium vs. Recent Unaffected Trading Low [5]	*$4.55*	*98%*
Aggregate Value Build		**Q4 2024**
Common Shares (Class A & B)		194.2
RSU		1.2
PSU		0.6
SAR		2.5
FDSO [2]		**198.5**
Equity Value		**$1,787**
Net Debt		840
Non-Controlling Interests		3
Aggregate Value [3]		**$2,629**
Aggregate Value / 2024LE EBITDA (Management Estimate) [4]	*142*	*18.6x*
Aggregate Value / 2025B EBITDA (Management Budget) [4]	*200*	*13.1x*
Aggregate Value / 2026E EBITDA (Management Projections) [4]	*275*	*9.6x*

Source: Public filings, Capital IQ, Management Projections per Management ("Management Projections") received on 1/8/2025, Latest Estimate per Management ("Management Estimate") received on 2/24/2025, Management Budget per Management ("Management Budget") received on 2/24/2025, draft 4Q'24 balance sheet received on 3/18/2025

Notes:
1. Share price as of 12/18/2024, the last trading day prior to public announcement of the Consortium offer
2. Share count as of 4Q'24 incl. 194.2MM common shares, 1.2MM RSUs, 0.6MM PSUs, 2.5MM SARs dilution per Management (~2.4MM at $4.00 strike price, ~2.3MM at $5.00 strike price, ~0.4MM at $6.05 strike price, ~0.8MM at $12.46 strike price)
3. Bridge from equity value to aggregate value includes net debt and non-controlling interest of $842MM as of draft 4Q'24 figures per Management
4. 2024LE EBITDA per latest Management estimate; 2025B EBITDA per Management Budget; 2026E EBITDA per Management Projections
5. Recent unaffected trading period represents period between announcement of dissolution of initial Special Committee (5/31/2024) and the current assumed unaffected date (12/18/2024)

PROJECT BRUCE

DISCUSSION BACKDROP 5

DRAFT

 Trading Volumes  Shares (000s)  3 Month Avg  ADTV (2)  19-Dec-24  9,246  13.7x  26-Dec-24  2,603  3.8x  02-Jan-25  1,542  2.3x  09-Jan-25  1,127  1.7x  16-Jan-25  975  1.4x  23-Jan-25  972  1.4x  30-Jan-25  1,001  1.5x  06-Feb-25  919  1.4x  13-Feb-25  829  1.2x  20-Feb-25  773  1.1x  27-Feb-25  715  1.1x  06-Mar-25  700  1.0x  18-Mar-25  685  1.0x  $4.50  18-Dec 7-Jan  Notes:  1. The last trading day prior to public announcement of the Consortium offer  $5.00  $5.50  $6.00  $6.50  $7.00  $7.50  $8.00  $8.50  27-Jan  16-Feb  8-Mar 18-Mar  Stock Performance Following the Consortium Offer Announcement  Share Price Performance Since the Consortium Offer Announcement  Since Unaffected Date (Market Close 12/18/2024) (1)  Source: Capital IQ (as of March 18, 2025)  Upon the Company’s reporting an offer from a third-party Consortium at a price of $9 per share on third-quarter earnings call (12/19/2024), the stock jumped up +47%, closing at  $7.22 (~20% discount to the  $9 offer price)  – Trading volumes were high on 12/19 with ~13.7x the  3-month average  3/18/25  $6.67  +36% since 12/18 close (~26% discount to the $9 offer price)  1-Day Performance: $7.22 (+47% vs unaffected price; ~20% discount to the  $9 offer price)  Share Price Jumped 47% to $7.22 Immediately Following the Announcement and Has Since Traded Down to Up ~36%  12/18/24  $4.91  (Unaffected Price)  1/29/25: Dan Loeb files 13D pushing the to the Soho House board to pursue a “fair” sales process (+12% jump)  2/7/25: JTS Enterprises of Tampa files a schedule 13G  3/14/25: Company announces late annual 10K filing for 2024  2. 3-month average ADTV as of 3/18/2025  PROJECT BRUCE  DISCUSSION BACKDROP  6  DRAFT

 2  4  6  8  10  12  14  16  Jun-24  Jan-25  0  Jul-21 Feb-22 Sep-22 Apr-23 Nov-23  Source: Capital IQ (as of March 18, 2025)  Notes:  Assumes unaffected date of December 18, 2024, the last trading day prior to the proposal from the Consortium being publicly announced  Recent unaffected trading period represents period between announcement of dissolution of initial Special Committee (5/31/202 4) and the current assumed unaffected date (12/18/2024)  Based on closing price (not intraday trading)  Stock Price  Current vs.  Historical Stock Price Performance  Recent Unaffected Trading High of $6.33 and Low of $4.55 (1)(2)  Share Price Performance  Current Price(4):  $6.67  7/15/21:  IPO  Missed EBITDA Estimates; Beat Revenue Estimates  3Q21 - $12.07  Missed EBITDA and Revenue Estimates FY2021 - $6.92  2Q22 - $8.17  Missed EBITDA Estimates; Beat  5/25/22: Thomas Allen becomes CFO  Beat EBITDA Estimates; Missed Revenue Estimates 1Q23 - $7.43  2/7/24:  GlassHouse releases short- sell report  Current (3/18/2025)  $6.67  -  Unaffected Price (12/18/2024) (1)  $4.91  35.8%  1M VWAP - Unaffected  $4.92  35.5%  3M VWAP - Unaffected  $5.13  29.9%  6M VWAP - Unaffected  $5.36  24.5%  Recent Unaffected Trading High (8/28/2024) (2)(3)  $6.33  5.4%  Recent Unaffected Trading Low (8/7/2024) (2)(3)  $4.55  46.6%  Missed EBITDA and  Revenue Estimates 1Q22 - $8.45  11/16/22: Andrew Carnie succeeds Nick Jones as CEO  Revenue Estimates  Missed EBITDA and  Revenue Estimates 3Q22 - $4.75  Beat EBITDA and Revenue Estimates  2Q23 - $6.12  FY2022 - $7.40  Beat Revised EBITDA and Revenue Estimates  3/8/23: MCG  becomes SHCO  2/9/24: the Company releases press release  11/10/23: Tom announcing evaluation of Collins becomes strategic alternatives  COO  Beat EBITDA Estimates; Missed Revenue Estimates 3Q23 - $6.43  $ / Sh  Beat EBITDA Estimates; Missed Revenue Estimates  3Q24 - $4.91  Beat EBITDA and Revenue Estimates  2Q24 - $4.85  Beat EBITDA and Revenue Estimates  1Q24 - $5.13  Missed EBITDA and Revenue Estimates FY2023 - $5.75  12/19/24: the Company announces offer from a new third-party investor consortium @ $9.00 per share, unaffected share price of $4.91  5/31/24: the Company announces the Board dissolved the Special Committee, as the offer did not adequately reflect value of the Company  Current share price of $6.67 represents +36% premium to unaffected, (26%) discount to offer price  12/28/22:  Minimum price since IPO of $3.20  1/29/25: Dan Loeb files 13D regarding sales process  Missed EBITDA Estimates; Beat Revenue Estimates  2Q21 - $11.12  Mar-25  4. As of March 18, 2025  PROJECT BRUCE  DISCUSSION BACKDROP  7  DRAFT

 PROJECT BRUCE  DRAFT  8  In 2024, 50% of Trading Volumes Happened in a Range of $5.08-5.82, with 75% of Total Volume Traded Below $5.82  VAP Across Time (Through Unaffected Date)(1)  Share Price ($)  Source: Capital IQ (as of December 18, 2024)  Historical Trading Dynamics Relative to Proposal Received  9.67  10.40  6.32  6.16  4.72  3.20  4.12  5.28  5.05  6.09  4.97  5.01  4.55  4.71  4.55  3.20  11.00  11.15  7.79  6.95  5.58  3.79  5.19  5.72  6.51  5.03  4.96  5.19  11.92  8.56  6.19  5.82  6.06  5.81  5.52  5.29  5.12  6.43  12.66  12.54  12.63  9.32  7.94  7.53  6.87  4.39  4.09  6.46  6.77  7.14  6.89  7.33  6.96  6.57  6.05  5.49  5.87  5.58  5.37  5.06  5.82  5.46  5.08  8.03  14.21  13.53  13.00  9.32  8.17  4.99  7.40  7.46  7.81  8.19  6.75  5.87  6.33  5.56  6.75  14.21  2.0  3Q21  4Q21  1Q22  2Q22  3Q22  4Q22  1Q23  2Q23  3Q23  4Q23  1Q24  2Q24  3Q24  4Q24  (1)  Total  Total Since  2024(1)  IPO(1)  Volume (MM)  26.4  13.5  24.3  16.7  24.4  35.6  18.8  7.8  14.1  14.1  16.0  12.7  12.9  5.7  47.3  242.9  % TSO (2)  13.1%  6.7%  12.0%  8.2%  12.2%  17.9%  9.6%  4.0%  7.2%  7.2%  8.2%  6.5%  6.6%  2.9%  24.2%  122.6%  VWAP ($)  12.23  11.93  8.66  7.55  6.25  4.08  5.85  6.24  6.75  7.02  5.76  5.34  5.48  5.14  5.50  7.12  4.0  6.0  8.0  10.0  12.0  14.0  <25% of Total Traded Volume 50%-75% of Total Traded Volume  25%-50% of Total Traded Volume 75%-100% of Total Traded Volume  In 2024(1),  ‒ 24.2% of TSO have traded (equivalent to  ~93% of the free float)  ‒ 50% of volumes traded in the range of  $5.08-5.82, and  ‒ 75% of volumes have traded at a price  below $5.82 which is 35.3% below the offer  price of $9.00  Consortium Offer Price: $9.00  DISCUSSION BACKDROP  Note:  Through the unaffected date of December 18, 2024, the last trading day prior to the proposal from the Consortium being publicly announced  Cumulative volume traded over the quarter as a % of average TSO throughout the quarter  93% of free float

 DRAFT  PROJECT BRUCE DISCUSSION BACKDROP  Current Equity Capitalization and Shareholders  # of Shares(3)  Value ($MM)(4)  JV GIP  11  98  Yucaipa Affiliates  81  728  Richard Caring  42  374  Nick Jones  10  90  Total Voting Group  143  1,290  Other Shareholders  51  458  Vested Dilutive Securities  3  25  Unvested Dilutive Securities  2  14  Total 199  1,787  Pro Forma Equity Capitalization and Shareholders  # of Shares(3)  Value ($MM)(4)  Total Voting Group 143 1,290  New Investor Group 39 350  Addtl. Rolling Holders / New Investors 20 183  Unvested Dilutive Securities 2 14  Total(6) 204 1,837  $6.63  36%  $6.63  36%  $11.37  (21%)  $7.47  20%  $6.63  36%  $10.29  (13%)  $8.49  6%  BlackRock Fund Advisors  0.7  0.7  -  0.3%  0.7  0.0%  Simon Property Group  0.7  0.7  -  0.3%  0.7  0.0%    NA  NA  Pelham Capital  0.6  0.6  -  0.3%  0.6  0.0%  $12.22  (26%)  $6.50  39%  $6.63  36%  $10.94  (18%)  Investors  Total  Share Count  % of Ownership  Voting Rights  % of Voting Rights  Wall Cross?  Yucaipa Affiliates  80.9  41.7%  807.5  55.0%  Global Joint Venture Investment Partners  10.9  5.6%  108.6  7.4%  Yucaipa / Ron Burkle 91.8  Richard Caring 41.5   Of Which   Class A Class B  0.2 80.7  - 10.9  0.2 91.6  0.4 41.1  47.3% 916.1 62.4%  21.4% 411.8 28.1%    Estimated Gain / Loss  Avg. Basis ($/sh) (2) vs Offer (%)  NA NA  NA NA  NA NA  NA NA  NA NA  NA NA  NA NA      NA  NA    Nick Jones 10.0 1.3 8.8 5.2% 89.0 6.1%  Voting Group (Total) 143.3 1.8 141.5 73.8% 1,416.9 96.5%  Goldman Sachs & Co. 15.6 15.6 - 8.1% 15.6 1.1%  Third Point 5.2 5.2 - 2.7% 5.2 0.4%  JTS Enterprises of Tampa 4.3 4.3 - 2.2% 4.3 0.3%  Hedosophia Group 3.8 3.8 - 1.9% 3.8 0.3%  Lansdowne Partners 2.6 2.6 - 1.3% 2.6 0.2%  Scoggin Management 2.2 2.2 - 1.1% 2.2 0.1%  TIG Advisors 1.2 1.2 - 0.6% 1.2 0.1%  The Vanguard Group 0.8 0.8 - 0.4% 0.8 0.1%  DSAM Partners  0.6  0.6  -  0.3%  0.6  0.0%  NA  NA  Thematics Asset Management  0.5  0.5  -  0.3%  0.5  0.0%  D.E. Shaw  0.4  0.4  -  0.2%  0.4  0.0%  Geode Capital Management  0.4  0.4  -  0.2%  0.4  0.0%  Raycliff Capital  0.4  0.4  -  0.2%  0.4  0.0%  NA  NA  Surveyor Capital  0.4  0.4  -  0.2%  0.4  0.0%  NA  NA  SB Schonfeld Fund Advisors  0.3  0.3  -  0.2%  0.3  0.0%  NA  NA  Others  8.5  8.5  -  4.4%  8.5  0.6%  NA  NA  Free Float (Total)  49.0  49.0  -  25.2%  49.0  3.3%  26.5  Board Members ex-Voting Group  1.9  1.9  -  1.0%  1.9  0.1%    Total  194.2  52.7  141.5  100.0%  1,467.7  100.0%  28.4  Dilutive Securities:  RSU  1.2  1.2  -  PSU  0.6  0.6  -  SAR  2.5  2.5  -  FDSO(3) 198.5 57.0 141.5  9  Illustrative Capitalization and Shareholders:  Ownership and Voting Dynamics  As of March 18, 2025  Ownership and voting characteristics of the Company necessitate that Ron Burkle  / Yucaipa are supportive of any transaction  Richard Caring also owns a material stake (21% of ownership and 28% of voting rights)  Board Members (ex-Voting Group) hold  ~1.9MM shares / $17MM at $9 per share  Proposal is conditioned upon approval of a “majority of the minority” vote, among other factors. Because of the high percentage of stock that would be expected (or needed) to roll in the deal, a small percentage of the outstanding stock could block the deal  Source: Capital IQ, Company Management  Notes:  Ron Burkle / Yucaipa, Richard Caring, Nick Jones, and top shareholders’ total share counts and voting rights per company information  Average basis price estimated by applying the relevant VWAP to each investor’s quarterly change in ownership  FDSO per Management; SAR dilution based on $9.00 price per Consortium offer  Equity Value calculated based on $9.00 price per Consortium offer  5. NEOs as defined in the proxy   6. Assumes existing debt stays in place and ~$50MM transaction costs (preliminary estimate, to be refined)   Shareholder Roster  As of 3/18/25 (1)  Class B shares have 10 votes per share, and are not transferable other  than to a member or affiliate of the  Voting Group  Key Takeaways:  Consortium has indicated they have raised ~$350MM  That $350MM is sufficient to consummate the proposed transaction if:  Full Voting Group rolls, and   Goldman Sachs rolls (Consortium advisor indicated verbally that their proposal assumed GS rolls), and  Some portion of NEOs roll into the transaction(5)  Denotes non-Voting Group  shareholders expected to be wall-  crossed to discuss rolling stake into the transaction (28.4MM shares / $256MM  at $9 per share)  Investors being wall-crossed hold 28.4MM shares /  $256MM at $9 per share, of which Goldman Sachs holds $141MM

 DRAFT  SECTION 2  10  Preliminary Valuation Perspectives

 PROJECT BRUCE  DRAFT  # of Houses(6)  2024E  2025E  2026E  2027E  2028E  '24E - '28E  Change  Stabilized  27  678  706  736  769  802  124  Ramp-Up  18  185  235  276  307  337  151  Pipeline  21  -  16  94  181  310  310  CWH  n.a.  21  25  27  31  36  14  Total  66  884  982  1,134  1,288  1,484  600  Adj. EBITDAR  71  13  52  158  284  343  427  493  595  694  37% 20% 19%  % Revenue  11%  3%  9%  16%  25%  28%  32%  32%  34%  35%  Historical  2019A  2020A  2021A  2022A  2023A  2024E  Company Projections  2025E 2026E 2027E  2028E  CAGR / Change  '19-'24 '24-'26  '24-'28  Financial Statistics(5)  $MM, except for number of houses  Source: Management Projections, Company Filings  A• Vast majority of forecasted revenue is generated by Stabilized Houses; Ramp-Up Houses and Pipeline Houses exhibit strong growth  B• Revenue expected to grow at 12%  p.a. through 2028, on average  House-Level Revenue: 14% CAGR over 2024-28E impacted by organic growth of existing assets but also higher contribution profit from recent openings and future pipeline with the number of houses projected to increase from 45 to 66  Other Segment Revenue: 9% CAGR over 2024-28E, primarily driven by Retail (Soho Home) and Scorpios  of ~$8MM over 2024-28E, which contributes to EBITDA margin expansion from 11.3% in 2023 to  21.5% in 2028  – The Company intends to implement cost efficiency initiatives and new EPR systems that are expected to generate about ~$40MM of savings (relative to a going-concern G&A trajectory)  D• Rent coverage improves over the next 5 years from 1.9x to 2.6x  Memo: Rent Expense  (54)  (60)  (76)  (97)  (156)  (181)  (199)  (218)  (237)  (272)  28% 10% 11%  % Revenue  8%  16%  14%  10%  14%  D  15%  15%  14%  14%  14%  Rent Coverage(4)  1.3x  0.2x  0.7x  1.6x  1.8x  1.9x  2.1x  2.3x  2.5x  2.6x  Management’s 5-Year Forecast: Growth and Profitability  A Breakdown of House Revenue by Cohort  Number of Houses  26  27  33  40  42  45  49  55  62  66  12%  11%  10%  House Membership Revenue  166  174  174  243  325  384  437  501  581  671  18%  14%  15%  In-House Revenue  312  127  218  427  482  A B 500  544  633  707  814  10%  12%  13%  House-Level Revenue  478  301  392  669  807  884  982  1,134  1,288  1,484  13%  13%  14%  Total In-House Operating Expenses  (380)  (220)  (309)  (525)  (589)  (652)  (707)  (813)  (914)  (1,055)  11%  12%  13%  House-Level Contribution Profit(1)  98  81  83  144  218  232  275  321  374  430  19%  18%  17%  % Growth  n.m  2%  74%  51%  7%  18%  17%  16%  15%  % Margin  20%  27%  21%  22%  27%  26%  28%  28%  29%  29%  Other Segment Revenue  164  83  169  303  328  351  372  411  454  486  16%  8%  9%  Other Segment Contribution Profit(1)  20  (26)  2  53  70  82  93  108  124  141  33%  15%  15%  % Growth  n.m  n.m  n.m  33%  17%  14%  15%  15%  14%  % Margin  12%  (31%)  1%  17%  21%  23%  25%  26%  27%  29%  Total Revenue  642  384  561  972  1,136  1,235  1,353  1,545  1,742  1,971  14%  12%  12%  Total Contribution Profit(1)  118  55  85  197  288  314  368  429  498  571  22%  17%  16%  % Growth  (53%)  54%  133%  46%  9%  17%  16%  16%  15%  % Margin  18%  14%  15%  20%  25%  25%  27%  28%  29%  29%  G&A  (76)  (78)  (89)  (123)  (144)  (147)  (139)  (142)  (135)  (139)  14%  (2%)  (1%)  % Revenue  12%  20%  16%  13%  13%  12%  10%  9%  8%  7%  Other(2)  (24)  (24)  (19)  (13)  (16)  (5)  (1)  (11)  (5)  (9)  (26%)  42%  13%  % Revenue  4%  6%  3%  1%  1%  0%  0%  1%  0%  0%  Adj. EBITDA(3)  18  (47)  (24)  61  128  162  228  275  358  423  56%  30%  27%  % Growth  n.m  n.m  n.m  111%  26%  41%  20%  30%  18%  % Margin  2.7%  (12.2%)  (4.3%)  6.2%  11.3%  13.1%  16.9%  17.8%  20.6%  21.5%  % Flowthrough  25%  13%  21%  41%  34%  57%  24%  42%  28%  C• G&A reduction over the 5-year period  2024E figures are based on Management Projections; Company has revised its 2024LE revenue and EBITDA to  $1,203MM and $142MM respectively (~12% margin)  2025 Management Budget shows $1,333MM revenue and  $200MM Adj. EBITDA (~15% margin)  Notes:  Contribution Profit refers to House or Segment Adj. EBITDA prior to G&A / Group Support Costs  Other includes stock-based compensation, pre-opening  expenses, share of joint venture adjusted EBITDA and acquisition/deal cost  Adjusted EBITDA is operating profit / (loss) adding back  D&A, foreign exchange gain / (loss), stock-based compensation, one off costs, plus the share of JV Adjusted EBITDA; it does not include add backs for pre- opening expenses, non-cash rent expense, and deferred registration fees  Rent Coverage refers to Adj. EBITDAR divided by rent expense  Of note, the enclosed analysis is based on Management Projections and reflects certain important assumptions and execution risks  2028E number of houses per Management Projections  12% Revenue Growth and 27% EBITDA Growth Over 2024-2028E  E  E  C  PRELIMINARY VALUATION PERSPECTIVES  11

 Historical  CAGR / Change  2022A  2023A  2024E  Company Projections  2025E 2026E  2027E  2028E  '19-'24  '24-'26  '24-'28  Management’s 5-Year Forecast: Cash Flow and Leverage  ~$550MM of Cumulative FCF Between 2025-2028 – Relative Leverage Declines During Forecast Period  Draft Financial Trajectory – Free Cash Flow  $MM, except for number of houses and members  Source: Management Projections, Management  Notes:  Change in working capital includes non-cash rent  Lease liabilities include operating lease liabilities  Adjusted EBITDA is operating profit / (loss) adding back D&A, foreign exchange gain / (loss), stock-based compensation, one off costs, plus the share of JV Adjusted EBITDA; it does not include add backs for pre-opening expenses, non-cash rent expense, and deferred registration fees  Adj. EBITDA(3)  61  128  162  228  275  358  423  30%  27%  (-) Interest Expense  (71)  (84)  (86)  (85)  (90)  (93)  (96)  2%  3%  (+) Non-Cash Interest / PIK / Debt Adj  41  45  42  44  47  48  49  5%  4%  (-) Cash Interest Expense  (31)  (39)  (44)  (41)  (44)  (45)  (47)  (0%)  1%  (-) Cash Taxes  (5)  (11)  (7)  (14)  (15)  (17)  (20)  48%  29%  (+/-) JV EBITDA / Adj  (4)  (9)  (10)  (10)  (10)  (11)  (11)  3%  3%  (+/-) Other, net  (13)  4  (0)  (2)  (3)  (3)  (3)  n.m. n.m.  (+/-) Change in Net Working Capital(1)  4  (20)  A  (3)  (4)  (6)  1  3  n.m. n.m.  (-) Maintenance CapEx  (32)  (27)  (23)  (19)  (29)  (31)  (40)  13%  15%  % Revenue  3%  2%  2%  1%  2%  2%  2%  (-) Refurb. / Growth CapEx  (42)  (34)  (47)  (53)  (39)  (50)  (54)  (9%)  3%  % Revenue  4%  3%  4%  4%  3%  3%  3%  (-) Digital, and Other CapEx  (22)  (18)  (19)  (25)  (33)  (27)  (25)  30%  7%  % Revenue  2%  2%  B  2%  2%  2%  2%  1%  Free Cash Flow  (84)  (26)  8  61  96  175  227  n.m. n.m.  % of Adj. EBITDA  (20%)  5%  27%  35%  49%  54%  % of Total Revenue  (2%)  1%  4%  6%  10%  12%  % of Adj. EBITDA (FCF Post-PIK Interest)  (56%)  (21%)  7%  18%  35%  42%  % of Total Revenue (FCF Post-PIK Interest)  (6%)  (3%)  1%  3%  7%  9%  Key Metrics  Net Debt  700  803  856  890  841  708  532  (1%)  (11%)  (+) Lease Liabilities(2)  1,249  1,354  1,385  1,397  1,595  1,750  2,118  7%  11%  Lease Adj. Net Debt  1,949  2,157  2,241  2,288  2,436  2,458  2,650  4%  4%  Net Debt / Adj. EBITDA  11.5x  6.3x  C  5.3x  3.9x  3.1x  2.0x  1.3x  Lease Adjusted Net Debt / Adj. EBITDAR  12.3x  7.6x  6.5x  5.4x  4.9x  4.1x  3.8x  A• Total CapEx ranges from ~6- 7% of revenue throughout the projection period  Maintenance CapEx is projected as ~5% of non- membership revenue  The remainder of the CapEx expense is comprised of house refurbishment / growth and digital CapEx  Notably, there is ~$10MM of forecasted CapEx for Oakley Court in 2025,  ~$15MM for Hudson Valley in 2027/2028, $9MM for Atlanta in 2027 (primarily due to pipeline houses), and an additional ~$10MM for refurbishment of the Miami House  B• Free cash flow is expected to be positive and growing throughout the projection period  Of note, the Company has not generated positive free cash flow since IPO  C• Leverage drops from 5.3x in 2024 to 1.3x in 2028 (and from 6.5x to 3.8x on a lease adjusted basis)  PROJECT BRUCE  PRELIMINARY VALUATION PERSPECTIVES  12  DRAFT

Morgan Stanley

What Are the Primary Growth Drivers Through 2028?

Stabilized and Ramp-Up Houses Expected to be the Largest Drivers of Growth

- The enclosed exhibit groups the houses into three cohorts based on their vintage
  - Stabilized: opened in 2020 or earlier (27 houses)
  - Ramp-Up: opened / expected to open between 2021-2024 (18 houses)
  - Pipeline: houses expected to open in 2025+ (21 houses)
- A Biggest contributors to growth are Ramp-Up houses (adding ~$66MM of contribution profit) and Stabilized houses (adding ~$97MM of contribution profit); the Pipeline assets are not expected to be stabilized by 2028 but are expected to contribute $24MM by 2028
- B Other segments continue to be an important input for growth (adding an incremental $59MM of Adj. EBITDA by 2028)
  - Contribution profits from Scorpios new sites are expected to grow by $16MM (~$7MM comes from the existing location with the rest of the growth coming from new locations)
- C G&A reduction contributes $8MM of EBITDA growth

Adj. EBITDA Bridge: 2024-2028

$MM



A
Net Contribution Profit House-Level + $197MM
B
Net Contribution Profit Other Segments +$59MM
C
G&A and Other
142
162
97
66
24
11
20
16
23
8
(4)
423
In total, # of houses grows to 66 in '28 from 45 at year-end '24; the ramp-up houses have a contribution profit of ~$1MM in 2024E and ~$67MM in 2028E. Additionally, the pipeline cohort is not yet fully stabilized by 2028
Retail and Scorpios both exhibit growth throughout the forecast period
2024 LE Adj. EBITDA (Management Estimate)
2024 Adj. EBITDA (Management Projections)
Stabilized Contribution Profit
Ramp-Up Contribution Profit
Pipeline Contribution Profit
CWH Contribution Profit
Retail Contribution Profit
Scorpios Contribution Profit
Other Contribution Profit
G&A
Other
2028 Adj. EBITDA (Management Projections)
% Margin
11.8%
13.1%
21.5%

Source: Management Projections

PROJECT BRUCE
PRELIMINARY VALUATION PERSPECTIVES 13

DRAFT

Morgan Stanley

Observations On Management's Forecast Plan

Risks and Opportunities

1. *Company has historically had difficulty meeting its guidance (and street expectations); missed revenue and/or EBITDA consensus and its guidance numerous times since IPO. Of note, concurrent with the release of 3Q'24 earnings, the Company has revised down its 2024E Public Guidance for Revenue and EBITDA by 2% and 13%, respectively*

2. *Street estimates reflect an outlook materially below management's forecast – this is true for 2025 and 2026, the furthest forecasted year by research*

3. *Management projects that the margin profile of the company will increase from 11.8% EBITDA margin (per latest '24 Management Estimate) to 21.5% by 2028. The forecasted margins materially exceed those historically achieved (8.8% on average from 2022 to 2023) and its prior guidance at IPO of 15% margin*

4. *Model forecasts absolute G&A declines while the number of houses increases from 45 to 66, implying that substantial costs can be removed from the business while not impacting growth. The G&A decline is primarily driven by cost efficiency initiatives and new ERP systems to be implemented by the company*

5. *Company has not generated positive free cash flow for a full fiscal year in its operating history as a public company*

6. *The fixed costs associated with many of the company's leases implies the company has substantially higher financial leverage beyond its corporate and asset level debt. Further, there are several meaningful leases that expire / reset during the forecast and there may not be certainty to the precision of the estimates employed*

7. *~66% of the Company's debt matures in Mar-2027 (GS Senior Secure Note, ~8.24%, of which 6.20% PIK)[(1)]. Based on today's market environment, refinancing likely to be materially more expensive which is not reflected in the forecast*

Notes:
1. Blended rate per Management Projections; Company issued two tranches of senior secure notes, with $441MM Initial Notes issued at cash interest of 2.0192% / PIK interest of 6.1572% and $100MM Additional Notes issued at cash interest of 2.125% / PIK of 6.375%

PROJECT BRUCE PRELIMINARY VALUATION PERSPECTIVES 14

DRAFT

 4  5/31/23  $5.12  5  6  7  1M VWAP - Unaffected  $4.92  82.8%  3M VWAP - Unaffected  $5.13  75.3%  6M VWAP - Unaffected  $5.36  68.0%  12M VWAP - Unaffected  $5.52  63.0%  8  Recent Unaffected Trading High (8/28/2024) (3)(4)  $6.33  42.2%  Recent Unaffected Trading Low (8/7/2024) (3)(4)  $4.55  97.8%  May-24  Nov-24  Stock Price  Implied Prem. @  $9 / Share(1)  Unaffected Price (2) $4.91 83.3%  Recent Unaffected Trading Performance  Recent Unaffected Trading Performance High of $6.33 and Low of $4.55 (3)  Share Price Performance(3)  $ / Sh  Source: Capital IQ (as of December 18, 2024)  Notes:  Based on Consortium offer price of $9.00 per share (announced on December 19, 2024)  Assumes unaffected date of December 18, 2024, the last trading day prior to the proposal from the Consortium being publicly announced  Represents period between announcement of dissolution of initial Special Committee (5/31/2024) and the current assumed unaffe cted date of December 18, 2024 (immediately prior to the announcement of the Consortium offer)  Based on closing price (not intraday trading)  12/18/24  $4.91 (4.1%)  A  Dec-24  8/7/24:  Recent Unaffected Low of $4.55  Jul-24 Sep-24  8/28/24:  Recent Unaffected High of $6.33  PROJECT BRUCE  PRELIMINARY VALUATION PERSPECTIVES  14  DRAFT

 $4  $7  $10  Citi Bank  Morgan Stanley  Bank of America  Roth MKM  JP Morgan  HSBC  Research Analyst Price Targets  As of Unaffected Date (December 18, 2024)(1)  Mean Price Target of $7.17 with a Range from $5.50 to $9.00  8/12/24  11/11/24  8/9/24  11/6/24  6/14/24  Published  Date  Mean: $7.17  $$55..5500  8/12/24  What Are Research Analyst Perspectives?  Source: Bloomberg, analyst research reports (as of 12/18/2024)  Note:  1. Based on unaffected date of December 18, 2024 (immediately prior to the announcement of the Consortium offer)  $$99.0.000  $$77..5500  $$77..5500  $$66..0000  $$77..5500  B  After the Company’s announcement of the Consortium offer, Morgan Stanley and Citi withdrew their price target, JP Morgan and Bank of America changed their price target to “Not Rated,” and Roth MKM  changed their price target to $9.00. HSBC terminated coverage in January 2025, with a final price target of $7.50.  PROJECT BRUCE  PRELIMINARY VALUATION PERSPECTIVES  16  DRAFT

Morgan Stanley

B What Do Research Analysts Forecast for the Company?

Detailed Consensus Estimates for Company's Key Metrics[1][2]

- Management's projections diverge from broker estimates and CIQ consensus
  - Historically, Management missed either revenue or EBITDA consensus 70% of the time since IPO[4]
  - In 2022, the Company achieved its full year revenue and EBITDA guidance (yet, the Company heavily revised / lowered the guidance over the course of the year) and missed guidance for both metrics in 2023. It has also revised down its guidance for FY 2024 upon 3Q'24 earnings release
- Wall street consensus estimates suggest that research analysts expect much lower levels of revenue and EBITDA (and materially lower EBITDA margin) going forward for the business relative to management's forecasts

2025E Revenue

($MM)	Date[1]	2025E
JP Morgan	08/09/24	1,346
HSBC	01/31/25	1,345
Citi Bank	11/24/24	1,343
Roth MKM	12/20/24	1,314
Bank of America	12/20/24	1,298
Morgan Stanley	12/19/24	1,281
Min		**1,281**
Max		**1,346**
CIQ Consensus		**1,318**
Management Expectation[3]		**1,333**
Δ (Mgmt vs. CIQ Consensus)		*15*

2026E Revenue

($MM)	Date[1]	2026E
Citi Bank	11/24/24	1,473
HSBC	01/31/25	1,462
Bank of America	12/20/24	1,376
Morgan Stanley	12/19/24	1,340
Min		**1,340**
Max		**1,473**
CIQ Consensus		**1,473**
Management Expectation[3]		**1,545**
Δ (Mgmt vs. CIQ Consensus)		*72*

2025E EBITDA

($MM)	Date[1]	2025E
JP Morgan	08/09/24	207
Citi Bank	11/24/24	189
Morgan Stanley	12/19/24	187
HSBC	01/31/25	185
Bank of America	12/20/24	165
Roth MKM	12/20/24	162
Min		**162**
Max		**207**
CIQ Consensus		**172**
Implied EBITDA Margin		*13.1%*
Management Expectation[3]		**200**
Implied EBITDA Margin		*15.0%*
Δ (Mgmt vs. CIQ Consensus)		*28*

2026E EBITDA

($MM)	Date[1]	2026E
Bank of America	12/20/24	216
Morgan Stanley	12/19/24	210
HSBC	01/31/25	210
Citi Bank	11/24/24	200
Min		**200**
Max		**216**
CIQ Consensus		**200**
Implied EBITDA Margin		*13.5%*
Management Expectation[3]		**275**
Implied EBITDA Margin		*17.8%*
Δ (Mgmt vs. CIQ Consensus)		*76*

Source: Broker reports, Capital IQ (as of March 18, 2025)
Note:
1. All research analyst estimates per the latest report with projection estimates; dates reflect date of latest report
2. Consensus per CIQ as of March 18, 2025 (CIQ does not include all research analyst estimates as contributors, it depends on the metric)
3. 2025B figures based on Management Budget; 2026E figures based on Management Projections
4. Reflects the number of quarters management has missed either revenue or EBITDA estimates divided by the total number of quarters since IPO

PROJECT BRUCE PRELIMINARY VALUATION PERSPECTIVES 17

DRAFT

 Transaction Costs(4)  50  2%  Total Sources  2,575  100%  Total Uses  2,575  100%  Uses  $  %  Purchase of Equity  1,685  65%  Assumption of Net Debt  840  33%  Entry  2025E  2026E  2027E  2028E  Exit  Entry  (2,575)  -  -  -  -  -  Exit  -  -  -  -  -  4,334  Transaction Costs  -  -  -  -  -  (50)  Unlevered Cash Flow  (2,575)  101  140  220  274  4,284  Unlevered IRR Unlevered MOIC  19.1%  1.9x  (+) Net Debt Assumption / Issuance  840  -  -  -  -  -  (-) Net Interest Expense  -  (41)  (44)  (95)  (112)  -  (+) Debt Repayment  -  -  -  -  -  (947)  Levered Free Cash Flow  (1,735)  61  97  125  161  3,336  Levered IRR  Levered MOIC  22.5%  2.2x  $  %  Sponsor Equity  1,735  67%  Assumption of Net Debt  840  33%  Sources and Uses  $MM, unless otherwise noted  Sources  Exit EBITDA Multiple  Illustrative Returns Analysis  $MM, unless otherwise noted  Notes:  1. Draft balance sheet as of 4Q’24; net debt and NCI of  $840MM and $3MM, respectively; share count  Levered Cash Buyer Analysis  Assumes Goldman Sachs Notes Can Be Assumed  Assumptions  Levered cash buyer analysis illustrative as of December 31, 2024  Financial projections taken from Management Projections for 2025E – 2028E  – No adjustments have been made to Management Projections  Exit value calculated based on  EBITDA  (-) Cash Taxes  228  (14)  275  (15)  358  (17)  423 423  (20)  assumed exit LTM EBITDA  (-) CapEx  (97)  (101)  (108)  (118)  multiple of 10.25x and exit LTM  (+/-) Change in NWC  (4)  (6)  1  3  EBITDA of $423MM  (-) JV EBITDA Adjustment and Other  (12)  (13)  (14)  (14)  Scenario assumes that in-place Goldman Sachs notes can be assumed – implies that a Permitted Holder is involved with transaction (2)  Goldman Sachs notes have  ~6.2% PIK interest, 2% cash  interest  Assumes Goldman Sachs notes are refinanced in 2027 with debt that has 11.0% cash interest (3)  Sensitivity Analysis – Exit EBITDA Multiple vs. Target IRR  Implied Value per Share (1)  C  includes 194.2MM common shares, 1.2MM RSUs,  9.25x  9.75x  10.25x  10.75x  11.25x  0.6MM PSUs, ~2.5MM SARs (outstanding SARs  include ~2.4MM at $4.00 strike price, ~2.3MM at  IRR  20.0%  $8.18  $8.69  $9.20  $9.70  $10.21  $5.00 strike price, ~0.4MM at $6.05 strike price,  ~0.8MM at $12.46 strike price) per Management  get  22.5%  $7.56  $8.03  $8.49  $8.96  $9.43  Permitted Holder as defined in the indenture  Illustrative cost of new debt of 11.0% (per Morgan  Tar  25.0%  $7.00  $7.43  $7.86  $8.29  $8.72  Stanley Leveraged Finance desk)  4. Preliminary estimate of transaction costs, to be High / Low shown on p. 3  finalized Source: Public Filings, Management Projections  PROJECT BRUCE  PRELIMINARY VALUATION PERSPECTIVES  17  DRAFT

 Adj. EBITDA Margin at Exit (1)  21.5% 20.0% 19.0% 17.5% 17.0% 16.0% 15.0% 14.0% 13.0% 11.8%  9.75x  ($0.62)  ($1.05)  ($1.91)  ($2.34)  ($3.20)  ($3.63)  10.25x  ($0.66)  ($1.11)  ($1.79)  ($2.01)  ($2.46)  ($3.37)  ($3.82)  10.75x  ($0.69)  ($1.16)  ($2.11)  ($2.58)  ($3.53)  ($4.01)  Exit EBITDA Multiple  $0.00  $8.03  $0.00  $8.49  $0.00  $8.96  ($3.06)  $5.90  ($2.92)  $5.58  ($2.77)  $5.25  Sensitivity Analysis Based on Adj. EBITDA Margin and Exit Multiple  Impact on Present Value per Share; Assumes Cost of Equity of 22.5%  Source: Management Projections  Note:  The LTM EBITDA margin at exit is sensitized while all other years in projection period maintain the same margins as per Management  Draft balance sheet as of 4Q’24; net debt and NCI of  $840MM and $3MM, respectively; share count includes 194.2MM common shares, 1.2MM RSUs, 0.6MM PSUs, ~2.5MM SARs (outstanding SARs include ~2.4MM at $4.00 strike price, ~2.3MM at  $5.00 strike price, ~0.4MM at $6.05 strike price,  Every 1% Change in Stabilized Adj. EBITDA Margin at Exit Could Impact Value per Share by ~$0.50  This sensitivity analysis on the target EBITDA margin is provided for illustrative purposes to reflect the potential implications of the identified areas of risk in the Management Projections on the value of the company  Every 1% Change in Adj. EBITDA margin at exit could impact value by ~$0.50(2)  Long-Term Adj. EBITDA Margin  Note: The Company communicated a long-term Adj. EBITDA margin of 15% to the market at the time of its IPO; in 2023, the Company achieved an 11% Adj. EBITDA margin, and it is forecasting a ~ ~12% margin in 2024  2028E Adj. EBITDA Margin per Management  Current 2024LE Margin Per Management  C Sensitivity Analysis to Management Projections’ Target Adj. EBITDA Margin  ($1.87)  $7.09  Stabilized EBITDA Margin Per  $6.71  ($1.70)  $6.33  ($4.59)  $4.37  ($4.38)  $4.12  ($4.16)  $3.86  $ = Implied Value per Share  High / Low shown on p. 3  ~0.8MM at $12.46 strike price) per Management  Projections  Management  Target at IPO  Estimates  PROJECT BRUCE  PRELIMINARY VALUATION PERSPECTIVES  19  DRAFT

 Comparable Companies: Who Are the Right Peers for the Company?  Peers Selection Skewed Toward Location-Based Membership Platforms and/or Hospitality / Leisure Focus  There are no perfect listed comps for the Company, but the selected peers reflect the companies with certain (but not all) features that are the most comparable to the Company’s business model, including:  Membership-like income with relatively predictable, resilient, and recurring  cash flow  Hospitality / leisure  focused businesses  Highly desirable consumer brands  Substantial embedded  growth potential  Lease exposure, to the  extent applicable  Morgan Stanley evaluated the business model and financial profile of 31 companies to assess the most comparable peers…  This list was narrowed down and 8 companies have been selected based on the features of the Company’s business model, with two main categories: Location- Based Membership Platforms and Hospitality Platforms  Lease-Heavy Hospitality  Location-Based Membership  Hospitality Platforms  Asset-Light Operators  Hospitality Platforms  High Growth Consumer Lifestyle Brands  EU Hospitality  Timeshare  Location-Based Membership  Sports Teams  Membership  Leisure & Destination Events  Asset-Light Operators  Lease-Heavy Hospitality  1  PROJECT BRUCE  PRELIMINARY VALUATION PERSPECTIVES  20  DRAFT

Morgan Stanley

1 Comparable Companies: How Does the Company Compare to Peers?

Assessing Financial and Leverage Profile

- **A** Costco stands out among peers as low margin business (~5%) while Planet Fitness is highest margin (~40%) due to franchise / royalty fees
  - Rest of peers maintain margins in ~20-40% range
- **B** The Company's estimated growth profile is generally higher than the peers with ~13% revenue and ~39% EBITDA CAGR, respectively
- **C** The Company maintains higher leverage than peers on absolute basis (5.9x)

Financial & Leverage Metrics [1]

$MM, unless otherwise noted

			Location-Based Membership Platforms				Hospitality Platforms			
							Asset-Light		Lease-Heavy	
		Company [2]	Vail Resorts [5]	Costco	Life Time	Planet Fitness	Marriott	Hilton	Meliá	Dalata
Size	2024E Revenue	1,203	2,926	254,453	2,621	1,182	25,100	11,174	2,056	652
Size	2025E Revenue	1,333	3,026	274,086	2,961	1,303	26,436	12,092	2,091	751
Size	2024E EBITDA	142	859	11,522	677	488	4,981	3,429	370	178
Size	2025E EBITDA	200	867	12,811	792	541	5,370	3,711	375	202
Margin (A)	2024E EBITDA Margin [3]	12%	29%	5%	26%	41%	20%	31%	18%	27%
Margin	2025E EBITDA Margin [3]	15%	29%	5%	27%	42%	20%	31%	18%	27%
Growth (B)	'24E-26E Revenue CAGR	13.3%	3.9%	7.3%	12.0%	10.2%	5.8%	8.7%	2.3%	4.6%
Growth	'24E-26E EBITDA CAGR	39.4%	4.7%	10.8%	14.4%	11.5%	7.5%	8.8%	0.1%	8.5%
Leverage (C)	ND / 2024E EBITDA [4]	5.9x	2.6x	(0.5x)	2.3x	3.7x	2.9x	2.9x	2.0x	1.4x

Source: Capital IQ, Company Filings, Management Projections, Management Budget

Notes:
1. As of March 18, 2025 for peers
2. 2024LE figures based on latest Management Estimate; 2025B figures per Management Budget; utilizing draft 4Q'24 balance sheet figures
3. MAR and HLT EBITDA margin not adjusted for cost reimbursement revenue
4. Costco has negative net debt due to high cash balance
5. Vail EBITDA, margin and leverage figures represent calendarized estimates

PROJECT BRUCE PRELIMINARY VALUATION PERSPECTIVES 21

DRAFT

Morgan Stanley

1 Comparable Companies: Where Do the Company's Peers Trade? (Cont'd)

Assessing Trading Valuation of Peers

- Majority of the peer trading multiples have recently decreased due to impact of the broader market environment

Trading Valuation[1]

$MM, unless otherwise noted

		Location-Based Membership Platforms				Hospitality Platforms			
						Asset-Light		Lease-Heavy	
		VAIL RESORTS[2]	COSTCO	LIFE TIME		Marriott	Hilton	MELIÁ	DALATA
Trading	Share Price ($)	$160.73	$898.05	$30.17	$98.72	$240.39	$227.05	$7.37	$6.09
Trading	% ▲ vs. Prev. Valuation[3]	(9%)	(5%)	9%	(5%)	(13%)	(8%)	6%	24%
Size	Market Capitalization ($Bn)	6.1	400.7	6.8	8.4	66.9	55.3	1.6	1.4
Size	Aggregate Value ($Bn)	8.6	394.8	8.3	10.2	81.5	65.3	2.5	1.6
EBITDA Multiple	FY2025E AV / EBITDA – Difference	(0.9x)	(1.6x)	0.2x	(0.9x)	(2.0x)	(1.7x)	(0.5x)	1.0x
EBITDA Multiple	FY2025E AV / EBITDA	9.9x	30.8x	10.5x	18.8x	15.2x	17.6x	6.8x	8.1x
EBITDA Multiple	FY2026E AV / EBITDA – Difference	(0.9x)	(1.7x)	0.2x	(0.4x)	(1.9x)	(1.5x)	(0.5x)	1.0x
EBITDA Multiple	FY2026E AV / EBITDA	9.4x	27.9x	9.4x	16.8x	14.1x	16.1x	6.9x	7.8x

Source: Capital IQ and Company Filings

Notes:
1. As of March 18, 2025
2. Vail EBITDA figures represent calendarized estimates
3. Previous valuation perspectives presented on 1/24/2025, utilized market data as of 1/17/2025

(Oval) Difference vs. Valuation Perspectives on January 24, 2025 (negative number means the multiple decreased over time)

PROJECT BRUCE PRELIMINARY VALUATION PERSPECTIVES 22

DRAFT

Morgan Stanley

1 Comparable Companies Analysis

- Applied range of multiples is anchored around Vail's trading multiples (given Vail has many shared characteristics with Company)
- Bottom end of range represents a premium to lease-heavy hospitality, given Company's higher quality of earnings due to its membership fee income (largely recurring) and higher relative growth profile
- Top end of range represents a discount to asset-light hospitality (given the composition of MAR / HLT's revenue mix skewing more towards franchise / management fees)
- Costco remains aspirational peer

Comparable Companies Analysis

$MM, unless otherwise noted

	Consensus Forecasts						Management Budget			Management Projections					
	2025E			2026E			2025B			2025E			2026E		
	Low	Mid	High	Low	Mid	High	Low	Mid	High	Low	Mid	High	Low	Mid	High
Applied EBITDAx	10.25x	10.75x	11.25x	9.25x	9.75x	10.25x	10.25x	10.75x	11.25x	10.25x	10.75x	11.25x	9.25x	9.75x	10.25x
EBITDA	172	172	172	200	200	200	200	200	200	228	228	228	275	275	275
Aggregate Value	1,763	1,849	1,935	1,846	1,946	2,046	2,054	2,154	2,254	2,342	2,456	2,571	2,546	2,684	2,821
(-) Net Debt [1]	(840)	(840)	(840)	(840)	(840)	(840)	(840)	(840)	(840)	(840)	(840)	(840)	(840)	(840)	(840)
(-) NCI	(3)	(3)	(3)	(3)	(3)	(3)	(3)	(3)	(3)	(3)	(3)	(3)	(3)	(3)	(3)
Equity Value	921	1,007	1,093	1,004	1,104	1,203	1,211	1,312	1,412	1,500	1,614	1,728	1,704	1,841	1,979
FDSO (MM) [2]	199	199	199	199	199	199	199	199	199	199	199	199	199	199	199
Implied Value per Share	$4.64	$5.07	$5.51	$5.06	$5.56	$6.06	$6.10	$6.61	$7.11	$7.55	$8.13	$8.71	$8.58	$9.27	$9.97

Source: Public Filings, Management Projections

High / Low shown on p. 3

Notes:
1. Draft balance sheet as of 4Q'24
2. Share count as of 4Q'24 and per management information; FDSO includes 194.2MM common shares, 1.2MM RSUs, 0.6MM PSUs, 2.5MM SARs (outstanding SARs include ~2.4MM at $4.00 strike price, ~2.3MM at $5.00 strike price, ~0.4MM at $6.05 strike price, ~0.8MM at $12.46 strike price) per Management

PROJECT BRUCE PRELIMINARY VALUATION PERSPECTIVES 23

DRAFT

  Applied Premium Range   Low High   Implied Share Price   Low High  Share Price  Unaffected Share Price (3)  $4.91  30%  60%  $6.38  $7.86  Bottom Quartile  8%  17%  Average  11%  33%  Median  9%  35%  Top Quartile  24%  60%   Premium Paid 1-Day  Prior Unaffected  Bottom Quartile  13%  29%  Average  28%  62%  Median  23%  40%  Top Quartile  37%  80%   Premium Paid   Announcement  Date  Target  Acquiror  Agg. Value  1-Day Prior  Unaffected  Mar-21  Extended Stay America  Blackstone / Starwood  6,385  21%  21%  Jul-19  Peak Resorts  Vail Resorts  401  116%  116%  Jun-19  Millennium & Copthorne Hotels  City Developments  2,840  37%  151%  Dec-18  Belmond  LVMH  3,176  42%  124%  Oct-17  Mantra Hotels  Accor  1,200  23%  23%  Jul-17  ClubCorp Holdings  Apollo  2,169  31%  31%  Apr-17  Intrawest Resorts  KSL / Aspen Skiing Company  1,355  (6%)  40%  May-16  Morgans Hotel Group  SBE Entertainment  710  18%  69%  Mar-15  Life Time Fitness  Leonard Green / TPG  4,005  7%  73%  Mar-12  Great Wolf Resorts  Apollo  659  6%  87%  Jul-07  Hilton Hotels  Blackstone  26,500  40%  40%  Jan-06  Fairmont Hotels & Resorts  Kingdom Hotels / Colony Capital  3,900  3%  28%  Nov-05  LaQuinta Corp.  Blackstone  3,400  37%  37%  Jun-05  Wyndham International  Blackstone  3,240  19%  60%  Mar-04  Extended Stay America Inc.  Blackstone  3,100  24%  24%  Source: Company filings, press releases, Capital IQ, Refinitv, Data Point  Notes:  Based on 10 precedent all-cash controlling shareholder take-privates for U.S.-listed companies  Transactions paid for in foreign currency are converted to $USD using the exchange ratio on the date of announcement  Precedent Transactions Analysis  Select Cash-Only Public M&A Transactions in Similar Industries  An evaluation of select precedent transactions have exhibited:  Unaffected share price premiums of 40% (median) and 62% (average)  Of note, these are for control transactions  Controlling shareholder take-privates have a lower premiums of 33% (average) and 35% (median)  Based on a survey of all-cash transactions, controlling shareholder take-privates, and precedent take- privates in similar industries, an applied premium range of 30% - 60% is applied to Company’s unaffected share price to derive an implied share price of $6.38 - $7.86  Premiums Paid in Precedent Transactions In Relevant Industries  $MM unless otherwise noted; Controlling Stake, Cash Only Transactions (2)  Precedent Transactions Analysis  $ per Share, unless otherwise noted  2  Precedent Controlling Shareholder  Take-Privates  (1)  3. Share price as of December 18, 2024 (immediately prior to announcement of Consortium offer)  PROJECT BRUCE  PRELIMINARY VALUATION PERSPECTIVES  24  DRAFT

Morgan Stanley

3 Sum of the Parts Analysis

Based on Management Budget [4]

- Valuation approach relies on applied multiples for individual segments of the Company
- Applied range based on comparable peers, and adjusted for relative positioning of the Company's segments (e.g., scale, growth profile)
- Overhead and Central Costs valued at the blended multiple (calculated by % of EBITDA contribution)

Sum of the Parts Analysis – Multiples-Based

$MM, unless otherwise noted

		Applied Range			Implied Aggregate Value		
	2025B EBITDA[4]	Low	Mid	High	Low	Mid	High
House-Level Membership[1]	122	15.5x	16.5x	17.5x	1,887	2,009	2,130
In-House (Excluding Membership) - Owned	28	10.25x	11.25x	12.25x	283	311	338
In-House (Excluding Membership) - Leased	121	6.5x	7.5x	8.5x	785	905	1,026
House-Level Contribution Profit (Sum / Wtd Avg.)	**270**	**10.9x**	**11.9x**	**12.9x**	**2,955**	**3,225**	**3,495**
Other Segments [2]	**78**	**6.5x**	**7.5x**	**8.5x**	**510**	**588**	**667**
Total Contribution Profit	**349**	**9.9x**	**10.9x**	**11.9x**	**3,465**	**3,813**	**4,162**
Overhead and Central Costs	(148)	9.9x	10.9x	11.9x	(1,473)	(1,621)	(1,769)
Total / Implied Aggregate Value	**200**	**9.9x**	**10.9x**	**11.9x**	**1,992**	**2,192**	**2,392**
Implied EBITDA Margin	*15.0%*						
Implied Value per Share [3]					**$5.79**	**$6.80**	**$7.81**

Source: Management Budget

High / Low shown on p. 3

Notes:
1. Assumes House-Level membership margins consistent with In-House (Excluding Membership) – Leased margins per Management Projections
2. Includes Soho Home, Scorpios, Cities Without Homes, Cowshed, Soho Works, Restaurants, the Ned, the Line / Saguaro, IHDB, Soho Friends, Mumbai / Istanbul / Canouan management fees, group support revenue, and site support revenue
3. Draft balance sheet as of 4Q'24 and share count per Management; FDSO includes 194.2MM common shares, 1.2MM RSUs, 0.6MM PSUs, 2.5MM SARs (outstanding SARs include ~2.4MM at $4.00 strike price, ~2.3MM at $5.00 strike price, ~0.4MM at $6.05 strike price, ~0.8MM at $12.46 strike price) per Management
4. 2025B EBITDA per Management Budget

PROJECT BRUCE

PRELIMINARY VALUATION PERSPECTIVES 25

DRAFT

CAGR  2024LE  2025E 2026E 2027E 2028E ('24E-28E)  House Membership Revenues  480  546  628  721  In-House Revenues  544  633  707  814  Other Segment Revenues  329  366  407  436  Total Revenue  1,203  1,353  1,545  1,742  1,971  13.1%  % Growth (YoY)  12%  14%  13%  13%  EBITDA  142  228  275  358  423  31.4%  % Growth (YoY)  61%  20%  30%  18%  % Margin  11.8%  16.9%  17.8%  20.6%  21.5%  (-) Cash Taxes  (14)  (15)  (17)  (20)  (-) CapEx  (97)  (101)  (108)  (118)  (+/-) Change in NWC  (4)  (6)  1  3  (-) JV EBITDA Adjustment and Other  (12)  (13)  (14)  (14)  Unlevered FCF  101  140  220  274   Management Projections (5-Year Forecast Model)   (4)  Present Value of Unlevered FCF (12.9% Discount Rate)  90  110  153  168  Implied Aggregate Value  $2,848  (-) Net Debt  (840)  (-) NCI  (3)  Equity Value  2,006  (/) FDSO (MM) (3)  199  Implied Value per Share  $10.10  Sum of Present Value of FCF $521  % of Implied Aggregate Value 18.3%  Terminal Value Calculation  $MM, unless otherwise noted  Terminal NTM EBITDA (1) $369  EBITDA Multiple 10.25x  Terminal Value 3,782  Present Value of Terminal Value $2,327  % of Implied Aggregate Value 81.7%  Exit EBITDA Multiple  9.25x 9.75x 10.25x 10.75x 11.25x  11.5%  $9.60  $10.21  $10.81  $11.41  $12.01  12.3%  $9.25  $9.83  $10.42  $11.00  $11.59  12.9%  $8.96  $9.53  $10.10  $10.67  $11.25  13.6%  $8.68  $9.24  $9.80  $10.36  $10.92  14.1%  $8.47  $9.02  $9.57  $10.12  $10.67  WACC  Source: Management Projections  Notes:  1. 2028E Revenue of $1,971MM grown by 7% with assumed 17.5% EBITDA margin (per Management)  Sensitivity Analysis – Exit EBITDA Multiple vs. WACC  Implied Value per Share (3)  Discounted Cash Flow Analysis  Valuation illustrative as of December 31, 2024  Financial projections taken from Management Projections for 2025E – 2028E  No adjustments have been made to management projections  Assumptions:  Discount rate of 12.9% based on Company’s WACC  Terminal value calculated based on assumed exit EBITDA multiple of 10.25x and exit EBITDA of  $369MM(1)  Terminal value assumed as of December 31, 2028  Discounted Cash Flow Build  $MM, unless otherwise noted  Draft balance sheet data as of 4Q’24 per management  Share count per management; FDSO includes 194.2MM common shares, 1.2MM RSUs, 0.6MM PSUs, 2.5MM SARs (outstanding SARs include ~2.4MM at $4.00 strike price, ~2.3MM at  $5.00 strike price, ~0.4MM at $6.05 strike price, ~0.8MM at $12.46 strike price) per Management  A  B  A + B  4  Implied Share Price Build (2)  $MM, unless otherwise noted  High / Low shown on p. 3  4. 2024LE figures are based on latest Management estimate of $1,203MM for revenue and $142MM EBITDA  PROJECT BRUCE  PRELIMINARY VALUATION PERSPECTIVES  26  DRAFT

 Adj. EBITDA Margin at Exit (1)  21.5%  20.0% 19.0%  17.5%  17.0% 16.0%  15.0%  14.0% 13.0%  11.8%  $2.58  $12.11  $2.71  $12.82  $2.84  $13.52  $1.63 $0.98  $1.72 $1.03  $1.80 $1.08  $0.00  $9.53  $0.00  $10.10  $0.00  $10.67  ($0.33) ($0.98)  ($0.34) ($1.03)  ($0.36) ($1.08)  ($1.63)  $7.90  ($1.72)  $8.39  ($1.80)  $8.88  ($2.29) ($2.94)  ($2.40) ($3.09)  ($2.52) ($3.23)  ($3.75)  $5.78  ($3.93)  $6.17  ($4.12)  $6.55  10.0x  10.5x  11.0x  Exit EBITDA Multiple  Sensitivity Analysis Based on Adj. EBITDA Margin and Exit Multiple  Impact on Present Value per Share; Assumes Discount Rate of 12.9%  Source: Management Projections  Note:  The terminal year EBITDA margin is sensitized while all other years in projection period maintain the same margins as provided in Management Projections  Draft balance sheet as of 4Q’24; net debt and NCI of  $840MM and $3MM, respectively; share count includes 194.1MM common shares, 1.3MM RSUs, 0.6MM PSUs, ~2.5MM SARs (outstanding SARs include ~2.4MM at $4.00 strike price, ~2.3MM at  $5.00 strike price, ~0.4MM at $6.05 strike price,  Every 1% Change in Stabilized Adj. EBITDA Margin (in Terminal Year) Could Impact Value per Share by ~$0.70  This sensitivity analysis on the target EBITDA margin is provided for illustrative purposes to reflect the potential implications of the identified areas of risk in the Management Projections on the intrinsic value of the company  Every 1% Change in Adj. EBITDA margin at exit could impact value by ~$0.70(2)  Long-Term Adj. EBITDA Margin  Note: The Company communicated a long- term Adj. EBITDA margin of 15% to the market at the time of its IPO; in 2023, the Company achieved an 11% Adj. EBITDA margin, and it is forecasting a ~12% margin in 2024  2028E Adj. EBITDA Margin per Management  4 Sensitivity Analysis to Management Projections’ Target Adj. EBITDA Margin  ~0.8MM at $12.46 strike price) per Management  Projections  Management  Target at IPO  Estimates  PROJECT BRUCE  PRELIMINARY VALUATION PERSPECTIVES  27  DRAFT  $ = Implied Value per Share  Stabilized EBITDA Margin Per  Current 2024LE Margin Per Management

 DRAFT  APPENDIX  28  Supplemental Materials

 (20%)  (15%)  (10%)  (5%)  –  5%  10%  15%  24-Jan  6-Feb  19-Feb  4-Mar  17-Mar  Vail  Marriott  Hilton  S&P 500  Vail and Leisure / Hospitality Peers’ Trading Performance Since Initial “Activist Letter”  As of March 18, 2025  Recent “Activist” Noise Around Vail Had Minimal Impact on Vail’s Trading  Performance  1/27/25: Late Apex Partners issues letter to Vail Resorts calling for “transformational change” (stock jumped +6% but fell shortly after following broader sell-off)  3/17/25: Late Apex Partners issues second letter to Vail Resorts in response to Vail’s “unwillingness to address the proposed changes” (minimal impact on stock price)  (4%)  Source: Capital IQ (as of 3/18/2025)  PROJECT BRUCE  SUPPLEMENTAL MATERIALS  29  DRAFT  (8%)  (8%)  (15%)

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